EXHIBIT 23.1

                               CONSENT OF COUNSEL

         We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 3 to the Form SB-1 Registration Statement for ImagineNet Corp. under the caption "Legal Matters," "Description of Capital Stock" and "Plan of Distribution," the latter regarding service as escrow agent for this offering.



                          /s/ DUNCAN, BLUM & ASSOCIATES
                              Duncan, Blum and Associates


Bethesda, Maryland
December 28, 2001